                                                                       Exhibit 10.2

In this  document an "#"  indicates  that  confidential  material  has been omitted pursuant  to a request  for  confidential  treatment  filed  with the Office of the
Secretary of the  Securities  and  Exchange  Commission  together  with the omitted material.
                                     AGREEMENT

      This Agreement is entered into as of the 18  day of October, 2001 by and between Medix Resources, Inc. ("Medix") a corporation located at 305 Madison
Avenue, Suite 2033, New York, NY 10165 and Merck-Medco Managed Care, L.L.C.
("MMMC") located at 100 Parsons Pond Drive, Franklin Lakes, NJ  07417.

      WHEREAS, MMMC is a leading prescriptions benefit management company ("PBM")
which provides managed PBM Services to approximately 60 million individuals who are entitled to PBM Services through affiliation with a Plan Sponsor; and

      WHEREAS, Medix has developed a system (the "Medix System") to facilitate prescriber connectivity at the point-of-care ("POC") to relevant Patient Data through the use of a proprietary software system to send and receive data and
Messages to and from practice management systems and to generate electronic prescriptions; and

      WHEREAS, MMMC and Medix (the "Parties") desire to enter into this Agreement pursuant to which Medix will integrate the Medix System with the MMMC System for purposes of transmitting PBM-related Patient Data and facilitating formulary compliance, DUR messaging, prescription routing and/or other PBM Services, and
Plan Rule adherence by Participating Prescribers and MMMC Eligibles.

      NOW, THEREFORE, in consideration of the foregoing, and of the mutual premises set forth herein, MMMC and Medix agree as follows:

1.    DEFINITIONS

      The following terms used in this Agreement shall have the meaning set forth below:

1.1   "Intellectual Property" means any and all developments, inventions, discoveries, improvements, trade secrets, proprietary information, methods, designs, processes, procedures, formulae, technical know-how, computer databases, computer software, flow charts, drawings, data, specifications, documentation, technology, ideas, writings, customer lists, patents, trademarks, service marks, trade names or product names (whether or not registered or registerable, patented or patentable), copyrights and royalty rights, and all applications, derivatives and/or registrations in respect of any of the foregoing.

1.2   "Medix System" means the proprietary system developed by Medix to facilitate prescriber connectivity at the point-of-care, consisting of software, information and materials designed and developed by
            Medix to provide physicians and their staffs with Patient Data through interface with the MMMC System and facilitate prescription transactions through MMMC for MMMC Eligibles.  The functionalities of the Medix System as of the date of this Agreement are described on
            Schedule I to this Agreement, and include any enhancements, new releases or new product versions.

1.3   "Messages" means any information that is sent and/or received via the Medix
            System between the MMMC System and Participating Prescribers during the process of prescribing for MMMC Eligible patients.

1.4    "MMMC Consumer Funded Program" means an unfunded prescription drug benefit program, in which enrollees are entitled to certain PBM Services through MMMC on a discounted  basis.

1.5   "MMMC Eligible" means an individual who through affiliation with a Plan
            Sponsor or enrollment in a MMMC Consumer Funded Program is entitled to receive any PBM Services offered by MMMC.

1.6   "MMMC System" means the proprietary system of MMMC comprised of one or more computer systems (including hardware, software and electronic data transmission network(s)) owned and maintained by MMMC which are designated by MMMC to receive and transmit Messages, Patient Data and other information to and from Participating Prescribers and MMMC and dispensing mail and retail pharmacies.

1.7   "Participating Prescriber" means a prescriber who has executed an agreement with Medix for the use of the Medix System and has been provided access to and use of the Medix System.

1.8   "Patient Data" means patient eligibility information, Plan Rules, medication history, other health care data and other patient information available through MMMC and Participating Prescribers pertaining to the provision of PBM Services to MMMC Eligibles.

1.9   "PBM Services" means claims processing, mail service pharmacy services,
            DUR, Formulary management/administration, Health Utilization and
            Disease Management Programs, demand management services, pharmacy network management, prescription routing and/or related services provided by MMMC for Plan Sponsors and MMMC Eligibles.

1.10  "Plan Rules" means the prescription drug benefit parameters and rules and related systems edits applicable to each Plan Sponsor.

1.11  "Plan Sponsor" means a corporation, association, insurance carrier, HMO, governmental body or other entity that has a contract or other arrangement in effect pursuant to which persons affiliated with such
            Plan Sponsor are entitled to receive all or any portion of PBM
            Services provided by MMMC.

1.12  "Targeted Prescriber" or "MMMC Targeted Prescriber" means a licensed prescriber designated by MMMC in writing to Medix as a high prescriber of medications to MMMC Eligibles.

1.13  "Project Plan" means a mutually agreed upon plan and timeline for development and testing, including but not limited to integration and user acceptance testing of the functionalities and capabilities described in Schedule II.

2.    PROJECT DEFINITION

      Subject to the terms and conditions of this Agreement, Medix agrees to:

      (i) develop and enhance the Medix System with the functionalities as set forth in Schedule II to this Agreement; and

      (ii) deploy the Medix System in collaboration with MMMC as set forth in
      Section 3.

      Medix shall be responsible for all costs and expenses incurred by Medix in its development, enhancement and deployment of the Medix System pursuant to this Agreement except as may otherwise be agreed upon in writing by MMMC.

      Following the deployment of the Medix System to Participating Prescribers,
      MMMC shall pay to Medix the Transaction Fees set forth in Schedule III for the transmission of Messages between MMMC and Participating Prescribers via the Medix System.

3.    DEPLOYMENT AND UTILIZATION OF Medix SYSTEM - Medix shall use commercially reasonable efforts to market and install the Medix System to MMMC
      Prescribers as provided in this Agreement and the Deployment and
      Utilization Plans.  Medix shall work with MMMC to develop mutually agreed upon utilization targets. The geographic focus of the project will be in regions of Northern and Southern California, Chicago, Atlanta, and the New
      York City metropolitan area.

4.    Medix RESPONSIBILITIES

      Medix shall have the following responsibilities under this Agreement:

4.1   Develop and provide to MMMC within 30 business days of the date of this
            Agreement, a detailed Project Plan for the development of the Medix
            System, which will, among other things, set out the functional requirements (which shall include those described on Schedule II) of, technical specifications for, and timetable for completion of the development of, the Medix System, in each case to the reasonable satisfaction of MMMC.  Engage in good faith discussions with MMMC to reach mutual agreement on the Project Plan within 30 business days of its initial submission.

4.2   Develop and provide to MMMC within 30 business days of the date of this
            Agreement, detailed Utilization and Deployment  Plans for the Medix
            System referred to in Section 3 of this Agreement.  Engage in good faith discussions with MMMC to reach mutual agreement on the
            Deployment and Utilization Plans within 30 business days of their initial submission.

4.3   Provide an account manager to serve as the primary contact between the two companies, and key contacts for application development and deployment, as reasonably acceptable to MMMC.

4.4   Design and develop capabilities in the Medix System in accordance with
            Schedule II and so that the Medix System has the capability to send and receive the Messages as described in Schedule II, and in addition:

        4.4.1 Include in the Medix System reasonable security measures enabling prescribers to ensure that only authorized users have access to the Medix System.

        4.4.2 Utilize the standards for transmission of the Messages as defined in
                  Schedule II.

        4.4.3 Utilize MMMC approved methods of encryption for data transmission and storage where MMMC reasonably believes encryption is desirable.

        4.3.4 Meet all legal and regulatory requirements, and all
                  requirements reasonably imposed by users of the Medix System related to their compliance with legal and regulatory
                  requirements governing their use of the Medix System with
                  regard to the exchange of Messages, including but not limited to, the transmission of confidential patient data and
                  electronic prescriptions, security, privacy and transaction formats.

4.5   During development, integration testing and user acceptance testing, for the functionality defined in Schedule II, provide a dedicated project manager reasonably acceptable to MMMC who will develop and maintain the Project Plan and deliver bi-weekly updates to MMMC.

4.6   Develop, document and test a comprehensive business recovery plan to safeguard the Medix System in the event of a disaster which may cause the Medix System to become unavailable for longer than eight business hours, including contingency planning for telecommunications, hardware, software, data and data center operations.  Testing and review shall occur on an annual basis.

4.7   Quality Assurance
      -----------------

        4.7.1 Perform internal Unit and system Testing before entering into systems integration testing with MMMC.

        4.7.2 Work with MMMC to perform systems or end-to-end integration testing between the Medix System and the MMMC System.

        4.7.3 Provide MMMC with a walk through of the application at the conclusion of systems integration testing showing how all functions are
                  fulfilled prior to beginning user acceptance testing of the
                  Medix System.

        4.7.4 Support MMMC in the execution of user acceptance testing of the Medix
                  System,, including but not limited to the provision of release notes detailing the changes.

        4.7.5 Allow MMMC access to the Medix System to conduct overall user acceptance testing of the Medix System.

        4.7.6 Provide advanced notice of system enhancements or new product versions, as mutually agreed between the Parties.

        4.7.7 Withhold production release of Medix System until MMMC certification of functionality and capabilities effecting MMMC Prescribers.

4.8   For each new software version that incorporates requirements defined in writing by MMMC, design, develop and/or update i) technical specification, ii) design specification and iii) Project Plan and submit to MMMC for sign-off within a mutually defined timeframe.

4.9   Market, sell, contract with and provide on-site customer and utilization support to prescribers, including but not limited to MMMC
            Participating Prescribers, for use of the Medix System in accordance with the Deployment Plan and the Utilization Plan agreed upon as provided in Section 3, including:

          a)   Market, sell and contract with prescribers.
          b)   Installation and training.
          c)   Ensure     prescribers    have     appropriate     systems    and
               telecommunications links to the Medix System.
          d)   Make   prescribers  and  their  designated  staff  aware  of  the functions  of  the  Medix  System  and  the  availability  of the services provided by the MMMC System via the Medix System.
          e)   Provide    customer     service    and    utilization     support
               post-installation  to  ensure  optimal  customer  experience,  to
               maximize   utilization   and   monitor   potential   barriers  to
               utilization.
          f)   Work  with  MMMC  to  develop  mutually  agreed   deployment  and
               utilization targets.

4.10  Obtain MMMC prior review and approval to the terms of Medix's contracts for the use of the Medix System (including any amendments thereto) that effect this Agreement or data related to or transmitted to or from prescribers in the course of their prescribing interaction with MMMC
            Eligibles, such approval of MMMC not to be unreasonably withheld.

4.11  Provide the following on-going services:

        4.11.1      Medix shall use reasonable efforts to ensure that the Medix System is available at all times, except for reasonable periods of time for maintenance, and if the Medix System becomes unavailable for a period in excess of two (2) hours, Medix will promptly notify MMMC of the outage.  Medix will provide a report on a monthly basis of the availability of the Medix System during normal business hours.

        4.11.2      Seven (7) days per week by 24 hour per day monitoring of the Medix
                  System for availability and a 2-hour response time to
                  acknowledge if the Medix System becomes unavailable.
                  Additionally, an incident report will be generated and provided to MMMC to document the outage cause, remedy and responsible parties.

        4.11.3      Make available a test environment for the ongoing testing of the
                  Medix System.  This test environment will be made available to
                  MMMC prior to systems integration testing and will remain
                  available during the term of the Agreement.

        4.11.4      Send and/or receive all Messages, as defined in Schedule II, either from MMMC, prescriber offices or pharmacies relating to MMMC
                  Eligibles.

        4.11.5      Be the first point of contact for prescribers using the Medix System that require assistance or have questions regarding the usage of the Medix System.

        4.11.6      Implement a set of processes governing problem management, change management and performance management for the Medix System.

4.12  Promptly notify MMMC  immediately after entering into any agreement or other arrangement with any third party pharmacy benefit management company or managed care organization relating to the Medix System or any similar systems.

4.13  Promptly notify MMMC concerning the development of new prescription and non-prescription applications and functionalities for the Medix
            System or other systems.

4.14  The content of all messages concerning PBM Services (#) transmitted and displayed by the Medix System to prescribers who are in the process of treating MMMC Eligibles must  be provided by or approved by MMMC.
            The format of messages concerning PBM Services described above must be mutually agreed by the Parties to provide consistent
            "look-and-feel" for the Medix System.

4.15  Medix will comply with the Reporting Requirements outlined in the Point of
            Care Implementation Guide sent under separate cover.

4.16  Medix agrees to work jointly with MMMC to maximize Participating Prescriber adoption by facilitating a consistent "look and feel" for
            participating PBM's, minimizing the number of "clicks" necessary to route a script to retail or mail order, and minimizing response time for information back to the user.

5.    MMMC RESPONSIBILITIES

      MMMC shall have the following responsibilities under this Agreement:

5.1   Engage in good faith discussions with Medix  to reach mutual agreement on the Project Plan, Utilization Plan, and Deployment Plan within 45 days of their initial submission.

5.2   Provide lists of high-volume MMMC prescribers and practices and invitations to participate in appropriate joint marketing programs.

5.3   Provide key contacts for business, product development, testing, deployment, support and utilization services.

        5.3.1 Provide a dedicated project manager reasonably acceptable to Medix as a single focal point for Project Management activities within
                  MMMC and to provide bi-weekly updates to the Medix project manager for MMMC tasks.

5.4   Cooperate with Medix in the development of the Medix System deployment, training and support plans.

5.5   Assist Medix in the development of the Medix System through detailed discussions  of MMMC requirements, reviews and approvals, as MMMC determines is appropriate, of all Messages (including text and format) presented to prescribers for MMMC Eligibles.

5.6   Design and operate the MMMC System so that it includes the capability to provide the functions as described in Schedule II and in addition:

        5.6.1 Utilizes the standards for transmission of the Message as defined in
                  Schedule II.

        5.6.2 Meet all legal and regulatory requirements.

        5.6.3 Receive and verify prescriber enrollment records, as well as changes, sent in a mutually agreed upon format by Medix.

        5.6.4 Distribute in an agreed upon format, manner and frequency MMMC Formularies and related files by Plan, Carrier Name and Number File and
                  Group Extract File.

        5.6.5 Receive electronic prescriptions including medical condition information, if available, and information regarding any alerts the
                  prescriber chooses to override.

        5.6.6 Receive and transmit all query responses back to the Medix gateway system within a reasonable time period for acceptable use and
                  transmission to the point of care.

5.7   Quality Assurance
      -----------------

        5.7.1 Work with Medix to perform systems integration testing between the MMMC
                  System and the Medix System.

        5.7.2 Perform user acceptance testing of product functionality and content that is presented to MMMC Prescribers.

5.8   MMMC shall use reasonable efforts to ensure that the MMMC System is available at all times, except for reasonable periods of time for
            maintenance.   Provide a 2-hour response time to acknowledge if the
            MMMC System becomes unavailable.

5.9   Promptly send and/or receive all Messages, either from the Medix System, physician offices or pharmacies.

5.10  MMMC agrees to work jointly with Medix to maximize Participating Prescriber adoption by facilitating a consistent "look and feel" for
            participating PBM's, minimizing the number of "clicks" necessary to route a script to retail or mail order, and minimizing response time for information back to the user.

6.    FEES AND PAYMENT

      The Fees and Payments applicable to this Agreement are set forth on
      Schedule III.  Except as expressly provided in Schedule III, each party shall be solely responsible for any and all costs and expenses incurred by such party in its performance of its obligations under this Agreement.

7.    CONFIDENTIALITY

7.1   Medix agrees that all MMMC Confidential Information (as defined below)
            received by Medix or to which Medix is granted access hereunder (i)
            will be held by Medix in strictest confidence at all times, (ii) will not be disclosed or divulged by Medix to any person or entity, except
            (A) those of its employees and its consultants and agents who are subject to confidentiality agreements who require access to the MMMC
            Confidential Information in order to perform the services
            contemplated hereunder, and only after those employees have been instructed that the MMMC Confidential Information is subject to the confidentiality and non-use obligations set forth herein, (B) Medix customers and their authorized end users of Medix, who shall be subject to confidentiality non-use obligations substantially similar to those contained herein, or (C) as may in the opinion of Medix's counsel, after making a good faith attempt to discuss any proposed disclosure with counsel for MMMC, be required by law or regulation,
            (iii) will not be used by Medix to create, amend or add to any compilation or database maintained by Medix for itself, except to the extent required to perform under this Agreement,  or for any other person other than MMMC and (iv) will not be used by Medix for any purpose other than the performance of its obligations under this
            Agreement.  Upon termination of this Agreement, Medix will forthwith but in no case more than seven (7) business days, deliver to MMMC all
            MMMC Confidential Information without retaining any copies thereof, and will continue to be bound by the terms and conditions of this
            Agreement.  "MMMC Confidential Information" shall mean any information (whether oral, written, visual or fixed in any tangible or intangible (including, without limitation, electronic) medium of expression and whether in coded or uncoded format):

        (1)   which is provided by MMMC (including its affiliated pharmacies) for or in connection with dissemination of such information through the
                  Medix System, including, without limitation, (a) information relating to benefit plans and plan designs (including
                  formularies, co-pay and other information) maintained by MMMC,
                  (b) information which relates to employees of MMMC, benefit plan members, prescribers or clients, including, without
                  limitation, their respective names, addresses, zip codes,
                  social security numbers, drug or medical claims history data, prescribing information, or other personal data, and (c) all information derived or compiled from any of the foregoing, including, without limitation, aggregated data or analyses;

        (2)   which consists of or is included in any Messages or other information effected through the Medix System between and among MMMC and participating prescribers, including all information derived or compiled from any of the foregoing, including, without
                  limitation, aggregated data or analyses; and

        (3)   without limiting the generality of the foregoing, which relates to MMMC's and its affiliates' services, operations, systems, programs, intentions, techniques, suppliers, customers and prospective customers, contractors, cost and pricing data, trade secrets, know-how, processes, plans, designs, and any other information of or relating to MMMC and its affiliates, including their therapeutic and disease management programs, and all data, results and analyses resulting from Medix's performance of this
                  Agreement.

        (4)   MMMC will not unreasonably withhold approval for Medix to use the
                  Confidential Information to provide:
                -     Ongoing security audits to ensure compliance with all regulatory and customer requirements;
                -     Regular sponsor and physician-office customer support;
                -     Continuous product development to meet the needs of payors and physicians
                -     Analysis demonstrating the effectiveness of the Medix System to physicians and payors in support of their adoption and utilization of the Medix System

        (5)   MMMC confidential information can only be utilized with the approval of
                  MMMC.  If Medix has revenue-generating opportunities to utilize
                  Confidential Information obtained through the Medix System, it
                  will disclose those opportunities to MMMC.   MMMC and Medix
                  agree to explore and negotiate in good faith these
                  opportunities and attempt to reach agreement on appropriate financial compensation within the time frame of this Agreement.

7.2   MMMC agrees that all Medix Confidential Information (as defined below)
            received by MMMC or to which MMMC is granted access hereunder (i)
            will be held by MMMC in strictest confidence at all times, (ii) will not be disclosed or divulged by MMMC to any person or entity, except
            (A) those of its employees, plan sponsors, consultants and agents who are subject to confidentiality agreements who require access to the
            Medix Confidential Information in order to engage in the MMMC activities contemplated hereby, or (B) as may in the opinion of
            MMMC's counsel, after making a good faith attempt to discuss any proposed disclosure with counsel for Medix, be required by law, and
            (iii) will not be used by MMMC for any purpose not previously authorized in writing by Medix.  Upon termination of this Agreement,
            MMMC will immediately, not to exceed seven (7) business days, deliver to Medix all Medix Confidential Information without retaining any copies thereof, and will continue to be bound by the terms and conditions of this Agreement.  "Medix Confidential Information" shall mean any information (whether oral, written, visual or fixed in any tangible or intangible (including, without limitation, electronic)
            medium of expression and whether in coded or uncoded format) which relates to customers and prospective customers, contractors, cost and pricing data, trade secrets, know how, processes, plans, designs, and other information of or relating to Medix.

7.3   Confidential Information shall not include (i) any information which is or becomes available to the public other than as a result of wrongful disclosure by the party to which it was disclosed, (ii) information which is independently developed by the party to which it was disclosed, (iii) information which was known by the party to which it was disclosed prior to the disclosure of such information to such party, and (iv) information disclosed to a party by a person (other than a party hereto or an affiliate of such party) that was not known by the party to which it was disclosed to be in breach of any obligation of confidentiality to the other party hereto with respect to the information that was disclosed.

8.    INTELLECTUAL PROPERTY

      8.1   MMMC shall continue to own all right, title and interest in and to the MMMC System, the MMMC Confidential Information and any other
      Intellectual Property or other information provided by MMMC to Medix pursuant to or in connection with this Agreement (including, but not limited to, Message formats, presentation, transaction flows and protocols).  It is acknowledged and agreed that MMMC may provide certain
      MMMC Intellectual Property to Medix to facilitate Medix's development and enhancement of the Medix System.  MMMC grants to Medix, for the term of this Agreement, a non-exclusive and non-transferable license to use such
      Intellectual Property solely in accordance with this Agreement.

      8.2   Medix shall own all right, title and interest in and to the Medix
      Confidential Information and the Medix System, including any Intellectual
      Property embodied in the Medix System, subject to Section 8.1.  The foregoing shall in no event apply to the contents of any Messages transmitted via the Medix System.

      8.3   Any Intellectual Property which is jointly developed by the Parties pursuant to this Agreement (including, but not limited to, Message formats, presentation, transaction flows and protocols) shall be jointly owned by the Parties and may be used by either party without restriction, except as otherwise provided in this Agreement.  Any such jointly developed intellectual property will be subject to a prior written agreement before development efforts are completed.

      8.4   Disclosure by MMMC to Medix or by Medix to MMMC of any Intellectual
      Property or Confidential Information shall not be deemed a waiver of any of the disclosing party's rights in any of its Intellectual Property or
      Confidential Information.  Neither party shall be permitted to use any of the other party's or its affiliates' trademarks or trade names (whether or not registered or registerable) and all Intellectual Property of a party shall remain the sole and exclusive property of that party which may be used by the other party only in accordance with the terms of this
      Agreement, provided that MMMC shall have the right, in connection with
      MMMC's marketing of the Medix System to Plan Sponsors and prescribers, to disclose the name of Medix and a description of the Medix System.

      8.5   Each party shall take such actions as are reasonably requested by the other party to protect and perfect such party's rights under this Section 8.

9.    TERMINATION

      The term of this Agreement will commence on the date of this Agreement and will continue in effect through the fifth (5th) anniversary of that date.
      Upon the written election of the Parties provided on or before the fifth anniversary of this Agreement, this Agreement shall automatically renew thereafter for an additional term of five (5) years.  This Agreement may be terminated at any time:

        (i)   by mutual written agreement between MMMC and Medix;

        (ii)  by MMMC upon written notice to Medix if Medix fails to complete the development of the Medix System having the functionalities specified in Schedule II to the reasonable satisfaction of MMMC on or before the final milestone date (or any adjustments thereto) in the mutually agreed Project Plan, provided that at least thirty (30) days prior to providing such notice MMMC provided written notice of such failure to
            Medix and such failure shall not have been cured within such thirty
            (30) day period;

        (iii) by either party for material breach of this Agreement by the other party upon written notice to the other party, provided that at least sixty
            (60) days prior to providing such notice, such party provided written notice of breach to the other party and such breach shall not have been cured within such sixty (60) day period; or

        (iv)  by MMMC following any transaction or series of transactions as a result of which a third party obtains a majority of the equity or voting control of Medix.  Assignment of this Agreement after a change of control of Medix will not be unreasonably withheld but will be at the sole discretion of MMMC.

10.   INDEMNIFICATION/INSURANCE

10.1  Medix shall, at its sole cost and expense, indemnify, defend and hold harmless  MMMC and its affiliates and their respective directors, officers, employees and agents from and against any and all claims, liabilities, damages, actions, demands, costs and expenses, including reasonable attorneys' fees, that such parties may suffer which arise out of result from (i) any breach of any of the covenants, representations and warranties of Medix in this Agreement, (ii)
            Medix's (including its employees' and agents') negligence or willful misconduct in performance of this agreement or (iii) any claims that the use by MMMC and/or participating prescribers of Medix System violates the patent, copyright or other Intellectual property rights of any third party.

10.2  MMMC shall, at its sole cost and expense, indemnify, defend and hold harmless Medix and its affiliates and their respective directors, officers, employees and agents from and against any and all claims, liabilities, damages, actions, demands, costs and expenses, including reasonable attorneys' fees, that such parties may suffer which arise out of result from (i) any breach of any of the covenants, representations or warranties of MMMC in this Agreement, (ii) MMMC's
            (including its employees' and agents') negligence or willful misconduct in performance of this agreement, or (iii) any claims that the use by Medix of the MMMC System violates the patent, copyright or other Intellectual property rights of any third party.

10.3  MMMC and Medix shall each maintain insurance coverage reasonably acceptable to the other party in respect to the operation of its business and performance of obligations pursuant to this Agreement.  Evidence of such insurance coverage shall be provided to the other party upon request.

11.   ADDITIONAL COVENANTS

11.1  During the term of the Agreement and for a period of two (2) years thereafter, Medix  will not provide any PBM Services to any MMMC Plan
            Sponsor, or utilize the Medix System to facilitate physician connectivity in respect to the provision of PBM Services to any MMMC
            Plan Sponsor other than in conjunction with MMMC.  The exception to this requirement is the case in which a current MMMC Plan Sponsor chooses a PBM other than MMMC or chooses to administer PBM services itself, in which case Medix may provide its services in conjunction with the alternative PBM provider.  If during the term of this
            Agreement, Medix markets or sells its services to corporations, associations, insurance carriers, HMO's, governmental bodies or other entities (in each case, other than MMMC Plan Sponsors), Medix agrees that it shall provide MMMC with a reasonable opportunity, on an equal basis with other participating PBM's, to negotiate appropriate terms and conditions for MMMC's provision of such services jointly with
            Medix.

11.2  MMMC acknowledges and agrees that Medix shall be free to make available the
            Medix System (including all enhancements thereto developed pursuant to this Agreement) to competitors of MMMC, including third parties which provide PBM Services.

11.3  During the term of this Agreement, Medix will make available to MMMC and
            MMMC prescribers full access to and use of the Medix System, including all functionalities thereof and upgrades as it pertains to the functionality outlined in Schedule II.  Medix further agrees that, during the term of this Agreement, #.

11.4  During the Term of this Agreement, Medix agrees to periodically (not less frequently than annually, or at the written request of MMMC) review the technology included or incorporated in the Medix System and provide upgrades to such technology as reasonably necessary to ensure that the technology included or incorporated in the Medix System remains technologically advanced.

11.5  Except as provided in this Section 11, this Agreement shall not create any obligation of exclusivity on the part of MMMC or Medix.

12.   GENERAL

12.1  Any notice required or permitted under this Agreement shall be in writing and shall be sent by hand delivery, telegram, telex, telecopy, or courier service to the other party at the address set forth below (or such other address specified by the other party in writing), and shall be effective upon receipt:

                  If to MMMC:

                        Merck-Medco Managed Care, L.L.C.
                        100 Parsons Pond Drive
                        Franklin Lakes, NJ  07417
                        Attn:  General Counsel
                        Fax  No. (201) 269-2880

                  If to Medix:

                        Medix Corporation
                        305 Madison Avenue, Suite 2033
                        New York, NY 10165
                        Attn:  Gary Smith
                        Fax No. (212)  681-9817

12.2  Each party is and shall be solely an independent contractor in its performance of this Agreement and neither is authorized to or shall represent that it is authorized to make any agreement, representation or warranty, or to incur and liability on behalf of the other except as may be specifically authorized in writing by the other party.

12.3  This Agreement shall inure to the benefit of and be binding on the Parties'
            successors and assigns; provided that Medix shall not assign this
            Agreement, or any of its rights or obligations pursuant to this
            Agreement, or subcontract any obligations or services provided under this Agreement, to any other entity without the prior written consent of MMMC.

12.4  This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New Jersey, without regard to principles of conflicts of law thereof.

12.5  This Agreement contains the entire understanding of the Parties as to the subject matter hereof and fully supersedes all prior understandings, written or oral, between the Parties regarding such subject matter.
            This Agreement may not be amended except by a written instrument executed by the Parties and shall be binding upon MMMC and Medix and their successors and permitted assigns.  The invalidity or unenforceability of any of the terms or conditions hereof shall not affect the validity or enforceability of any other term or condition.

12.6  Neither party shall issue any press release or other public statement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which shall not be unreasonably withheld, except as required by applicable law.

12.7  Upon reasonable notice and during normal business hours, MMMC shall have the right to inspect and audit the books and records of Medix relevant specifically to MMMC transactions for purposes of verifying the charges assessed under this Agreement and Medix's compliance with the terms of this Agreement.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

        MERCK-MEDCO MANAGED          Medix Resources Inc.
        CARE, L.L.C.

        By: /s/Stephen M. Cottan            By: /s/ John R. Prufeta

        Name: Stephen M. Cottan             Name: John R. Prufeta

        Title: Senior Vice President        Title: President

        Date: October 18, 2001              Date: October 16, 2001

                                       SCHEDULE I

              SUMMARY: FUNCTIONALITIES OF Medix SYSTEM AS OF EFFECTIVE DATE

# (1 page)

                                       SCHEDULE II

                        PROPOSED FUNCTIONALITIES OF Medix SYSTEM

      Medix shall develop the Medix System so that it can send and receive
      Messages as described below.  The Project Plan will outline milestones and time schedules for implementation of this functionality in the Medix System.

               # (2 pages)

                                   SCHEDULE III
                                 FEES AND PAYMENTS

Promptly following the Parties' execution of this Agreement, the Parties shall negotiate in good faith incremental functionality for the Medix System as determined in the Project Plan.  Definitions for associated transaction types
will be agreed.   Medix shall invoice MMMC on a monthly basis for the fees set forth below in this Schedule III.  MMMC shall pay all invoices (other than amounts reasonably and in good faith disputed by MMMC, which the Parties shall use their best efforts to resolve as promptly as practicable) within thirty (30)
days of the date thereof.  Transaction fees will be based on transaction type and count as reported by Medix to MMMC in accordance with the most current version
"Point of Care Implementation Guide - Reporting Requirements" sent under separate cover.  Medix must comply with formats described in the Implementation Guide or any other reasonable adjustment thereto in order to receive payment from MMMC.

MMMC will pay Medix for each prescription (retail or mail) that is entered by a prescriber into the Medix System for an MMMC Eligible.

(a)   #
------

(b)   Fees will be based on actual functionality used to transmit the transaction.
------
(c)   MMMC will pay an additional $# per prescription (Column B - "Surcharge")
------
        for each prescription, provided that Medix has entered into a mutually agreed Project Attachment to the Agreement, and is making certified progress on a  monthly basis toward increasingly automated transaction types.
(d)   There will be maximum cumulative Surcharge (D - "Surcharge Cap") associated
------
        with each Development Phase in the Project Attachment.  Once the Surcharge
        Cap is reached, MMMC will no longer pay Medix the Surcharge unless it is making certified progress on additional milestones.  Transaction fees will continue to be paid, as defined below, even if the Surcharge Cap has been reached.  Total Surcharges will not exceed $#.
(e)   There will be a mutually agreed upon timeframe in which that Development
------
        Phase must be achieved (E - "Timeframe.")  If Medix misses any milestone or is not certified for making progress toward the next milestone, MMMC may cease payment of surcharge. All development must be completed within #
        months from the date of contract execution.
(f)   Once the maximum total surcharge cap has been reached ($#) the base
------
        Transaction Fee will continue to be paid for the shorter of (a) a period #
        or (b) the initial term of this contract or a maximum $# paid in base
        Transaction Fees.  At that point, both parties agree to negotiate in good faith ongoing transaction pricing.
(g)   Promptly following each anniversary of the date of this Agreement, the
------
        parties shall determine #  by the Participating Physician to MMMC in accordance with Schedule III to the Agreement #, to negotiate in good faith appropriate modifications to this Schedule III.  If the parties fail to agree upon such modifications within sixty (60) days following a party's written request for negotiations, then MMMC may terminate this
        Agreement upon a further thirty (30) days prior written notice to Medix.
(h)   A prescription shall be considered a single transaction that is eligible
------
        for a Transaction Fee under any of the following instances, without duplication: #

(i)   MM shall prepay $# of Transaction Fees at the acceptance of the initial
------
        Project Plan and when each of Development Stages One, Two, Three, and Four are certified complete ("Prepayments").  These Prepayments shall be credited cumulatively against total Transaction Fees and Surcharges payable by MM under this Agreement.  Total Prepayments shall not exceed $#.

----------------------------------------------------------------------------
Development Stage                A       B        C        D         E
----------------------------------------------------------------------------
                               Trans  Surcharge Total  Surcharge Timeframe
                                Fee             (A+B)     Cap     (TBD in
                                                                  Project
                                                                    Plan)
----------------------------------------------------------------------------
1.  Patient Profile; #          $.#      $#      $0#       $#        #
----------------------------------------------------------------------------
2.  Formulary Display           $#       $#       $#       $#        #
    w/alternatives
----------------------------------------------------------------------------
3.  Non-fax New Rx, Current     $#       $#       $#       $#        #
    Patient Profile
----------------------------------------------------------------------------
4.  #                           $#       $#       $#       $#        #
----------------------------------------------------------------------------
5.  #                           $#       $#       $#       $#        #

----------------------------------------------------------------------------
Total                                                      $#
----------------------------------------------------------------------------